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                                                                 EXHIBIT 10.22

                           PEREGRINE SYSTEMS, INC.

                    EXECUTIVE OFFICER INCENTIVE PROGRAM

                         EFFECTIVE OCTOBER 22, 1997


   1. The Board of Directors of Peregrine Systems, Inc. has determined that the grant of restricted stock to executive officers of the Company with vesting criteria based on the Company's financial performance is an effective means to align management interests with stockholder interests.

   2. The Board of Directors may from time to time approve the grant of restricted stock to selected executive officers of the Company where it determines that such grants would offer effective performance incentives. Such restricted stock grants shall be in the form attached hereto as EXHIBIT A.

   3. Such grants shall vest in ten years, subject to earlier annual vesting in equal installments over six years based on the Company's achieving identified targets for earnings per share ("EPS") at the end of such fiscal years. For purposes of the Executive Officer Incentive Program, EPS shall be calculated on a fully diluted earnings per share basis, calculated in accordance with generally accepted accounting principles, except that earnings shall not include interest expenses attributable to notes payable, income or loss from extraordinary items, income or loss from discontinued operations, and cumulative effects of a change in accounting principles.

   4. The Board of Directors shall determine the applicable EPS targets at the time of grants under this Executive Officer Incentive Program, based on the Company's financial condition, results of operation, and other criteria deemed relevant. Such targets shall reflect an agressive but realizable premium, to be determined by the Board of Directors, over historic EPS at the time of grant of rights under this Executive Officer Program.

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                                  EXHIBIT A                      EXHIBIT 10.22

                            PEREGRINE SYSTEMS, INC.

                          RESTRICTED STOCK AGREEMENT

     THIS AGREEMENT is effective as of ________ __, 199_ between Peregrine Systems, Inc., a Delaware corporation (the "Company"), and _________________ (the "Employee").

     WHEREAS, the Employee's participation is considered by the Company to be important for the Company's growth; and

     WHEREAS, in connection with Employee's employment, the Company is willing to grant to the Employee and the Employee desires to accept shares of Common Stock according to the terms and conditions contained herein.

     THEREFORE, the parties agree as follows:

     1. GRANT OF STOCK. The Company hereby agrees to grant to the Employee and the Employee hereby agrees to accept an aggregate of _______ shares of the Company's Common Stock (the "Shares") subject to the following restrictions:

     2. Subject to the provisions of paragraph 4, the Shares shall be prohibited from transfer (which shall include any offer, sale, contract of sale, option to purchase, short sale or other disposition or distribution) except when the transfer prohibition lapses as a result of (i) the attainment of targeted earnings per share ("EPS Target"), but then such lapses shall be limited to the extent set forth in the table below; (ii) a Change of Control as defined in the Company's 1994 Stock Option Plan ("Change of Control"); or
(iii) ________ __, ____.  The Change of Control and ___________ __, ____ lapses shall be for all Shares subject to transfer prohibition at the time. The transfer prohibition under this Section 2 shall exclude any transfers by will or under the laws of descent.

     3. a) Lapsing resulting from attainment of EPS growth shall be according to the following table:

              Year Ending             EPS Target           Shares Lapsing
              -----------             ----------           --------------
             Fiscal Year 1               --                      --
             Fiscal Year 2               --                      --
             Fiscal Year 3               --                      --
             Fiscal Year 4               --                      --
             Fiscal Year 5               --                      --
                                                              -------
                                                                 --
                                                              -------
                                                              -------

         b) EPS shall be calculated on a fully diluted earnings per share basis calculated in accordance with generally accepted accounting principles except that earnings shall not include interest expense attributable to notes payable, income or loss from extraordinary items, income or loss from discontinued operations, and cumulative effects of a change in accounting principles.

      c) With respect to each EPS Target, a missed target for any particular year may be cured by attaining the EPS Target for the following year; the attainment of EPS Targets for any succeeding year thereafter shall not cure the original missed EPS Target, which shall lapse pursuant to Section 2, clause (ii) and clause (iii) above.

      4. a) If, before _________ __, ____, Employee's employment with the Company terminates, other than because of employee's death or permanent disability, Employee shall forfeit any Shares with respect to which the prohibition of transfer has not theretofore lapsed pursuant to paragraph 2; provided that the Company's Board of Directors may, in its sole discretion, grant such additional lapsing of such prohibition as it may determine.

     b) If, before _________ __, ____, Employee's employment with the Company is terminated because of Employee's death or permanent disability, the prohibition of transfer shall continue to lapse in accordance with paragraph
2 as if Employee's employment had not so terminated.


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     5.   INVESTMENT REPRESENTATIONS.  In connection with the purchase of the
Shares, the Employee represents to the Company the following:

      a) The Employee is purchasing these securities for investment for the Employee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

      b) The Employee understands that the securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Employee's investment intent as expressed herein. In this connection, the Employee understands that, in view of the Securities and Exchange Commission ("Commission"), the statutory basis for such exemption may not be present if the Employee's representations meant that the Employee's present intention was to hold these securities for a minimum capital gains period under the tax statutes, for a deferred sales, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

      c) The Employee further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Employee further acknowledges and understands that the Company is under no obligation to register the securities. The Employee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

      D) THE EMPLOYEE FURTHER ACKNOWLEDGES AND UNDERSTANDS THAT THE ISSUANCE OF THE SHARES HEREUNDER SATISFIES IN FULL ALL OF THE COMPANY'S OBLIGATIONS TO ISSUE SHARES TO THE EMPLOYEE TO DATE OTHER THAN SHARES ISSUABLE UPON EXERCISE OF OPTIONS GRANTED TO EMPLOYEE PRIOR TO THE DATE OF THIS AGREEMENT.

     6. STOCK CERTIFICATE LEGENDS. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legends.

      a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

      b) THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A RESTRICTION BETWEEN THE ISSUER AND THE HOLDER PURSUANT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF SUCH SHARES, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH RESTRICTION.

      c) Any legend required by any applicable state securities laws.

     7. ADJUSTMENT FOR STOCK SPLIT. All references to the number of Shares, purchase price of Shares, and any earnings per share targets in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, or similar change in the Shares which may be made by the Company after date of this Agreement.

     8. TAX CONSEQUENCES. The Employee has reviewed with the Employee's own tax advisors the federal, state, local, and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Employee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Employee understands that the Employee (and not the Company) shall be responsible for the Employee's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

     9. a) The parties agree to allow Employee to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon a lapse of restriction that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the closing price on the date the year-end earnings release actually takes place). All elections by the Employee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Company may deem necessary or advisable.


                                 Page 2 of 4

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        b)  An election under subsection a) of this paragraph may be made for a portion of the withholding tax obligation and need not be made for the entire obligation.

        c)  No election may result in the issuance of a fractional share.

     10.  GENERAL PROVISIONS.

        a) This Agreement shall be governed by the laws of the State of California. This Agreement represents the entire agreement between the parties with respect to the purchase of Common Stock by the Employee and may only be modified or amended in writing signed by both parties.

        b) Any notice, demand, or request required or permitted to be given by either the Company or the Employee pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

        c) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Employee under this Agreement may only be assigned with the prior written consent of the Company.

        d) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

        e) The Employee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

        f) EMPLOYEE ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR ANY PERIOD OR AT ALL, AND SHALL NOT INTERFERE WITH EMPLOYEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE EMPLOYEE'S CONSULTING RELATIONSHIP OR EMPLOYMENT WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.

        g) Employee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

        h) This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument.


                                 Page 3 of 4

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.



PEREGRINE SYSTEMS, INC.:                        EMPLOYEE:
A Delaware corporation


By:
    -----------------------------               -------------------------------



Title: --------------------------               -------------------------------
                                                Address

12670 High Bluff Drive
San Diego, CA  92130
                                                -------------------------------


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